UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SPACEHAB, Incorporated

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SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB POSTPONES SPECIAL MEETING OF SHAREHOLDERS

UNTIL OCTOBER 25, 2005

Houston, Texas, October 4, 2005 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, announced today that the special meeting of shareholders scheduled to be held on October 5, 2005 has been postponed until October 25, 2005.

The special meeting of shareholders will be held at 10 a.m. on October 25, 2005 at the Company’s executive offices at 12130 State Highway 3, Building 1, Webster, Texas 77598. The record date for the meeting remains September 2, 2005. SPACEHAB also announced that it expects to extend the expiration date in connection with its offer to exchange and consent solicitation for up to $63.25 million in aggregate principal amount of its existing 8.0% Convertible Subordinated Notes due 2007.

Copies of the prospectus that meet the requirements of Section 10 of the Securities Act of 1933, the letter of transmittal, and other materials governing the exchange offer and consent solicitation may be obtained free of charge from the Information Agent, CapitalBridge, by calling toll free at 877.746.3583. In addition, copies of the exchange offer and consent solicitation materials may also be obtained free of charge from the SEC’s website at www.sec.gov.

YOU ARE ENCOURAGED TO CAREFULLY READ THE COMPANY’S ENTIRE PROSPECTUS DATED SEPTEMBER 2, 2005, PARTICULARLY THE SECTION ENTITLED “RISK FACTORS”, FOR A COMPLETE UNDERSTANDING OF THE TERMS OF THE TRANSACTION AND THE COMPANY’S BUSINESS.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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